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                                                                    Exhibit 99.1



                           ALLIANCE GAMING CORPORATION
                                    FORM 10-Q

                               SEPTEMBER 30, 2002



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Each of the undersigned hereby certifies, in his capacity as an officer of Alliance Gaming Corporation (the "Company"), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:


        - the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

        - the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated:  November 8, 2002




/s/ Robert L. Miodunski
-----------------------------------
Robert L. Miodunski
Director, President and
Chief Executive Officer



/s/ Robert L. Saxton
-----------------------------------
Robert L. Saxton
Sr. Vice President, Treasurer and
Chief Financial Officer (Principal
Financial and Accounting Officer)



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